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Exhibit 23.3

Independent Auditors' Consent

We consent to the incorporation by reference in this Registration Statement of EPIQ Systems, Inc. of Form S-8 of our report dated February 25, 2000, appearing in the Annual Report of Form 10-K of EPIQ Systems, Inc. for the year ended December 31, 2000.

                  /s/ Baird, Kurtz & Dobson

Kansas City, Missouri
March 30, 2001

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Independent Auditors' Consent